                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      NORTH COUNTRY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                      NORTH COUNTRY FINANCIAL CORPORATION

                             130 SOUTH CEDAR STREET
                           MANISTIQUE, MICHIGAN 49854
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 18, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of North Country Financial Corporation (the "Corporation"), a Michigan corporation, will be held on Thursday, May 18, 2004, at 5:00 p.m. at the Comfort Inn, 726 East Lakeshore Drive, Manistique, Michigan 49854, for the following purposes:

      1. To elect four (4) directors, each to hold office for a three-year term.

      2. To transact such other business as may properly come before the annual meeting, all in accordance with the accompanying proxy statement.

The board of directors has fixed April 15, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By order of the Board of Directors

                                          /s/ C. JAMES BESS
                                          C. James Bess
                                          President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NOTE THAT IF THE STOCK IS HELD IN MORE THAN ONE NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

Dated: April 21, 2004

                      NORTH COUNTRY FINANCIAL CORPORATION
                             130 SOUTH CEDAR STREET
                           MANISTIQUE, MICHIGAN 49854

                                PROXY STATEMENT

This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the board of directors of North Country Financial Corporation (the "Corporation"), a Michigan corporation, to be voted at the annual meeting of shareholders of the Corporation to be held on Tuesday, May 18, 2004, at 5:00 p.m., at the Comfort Inn, 726 East Lakeshore Drive, Manistique, Michigan 49854, for the purposes set forth in the accompanying notice and in this proxy statement.

This proxy statement is being mailed on or about April 21, 2004, to all holders of record of common stock of the Corporation as of the record date. The board of directors of the Corporation has fixed the close of business on April 15, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of April 15, 2004, 7,019,152 shares of common stock were outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.

If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the meeting and any adjournment of the meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. The four nominees who receive the largest number of affirmative votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting. An abstention will have no effect on the voting for directors.

                             ELECTION OF DIRECTORS

The bylaws of the Corporation provide for a board of directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The board of directors has fixed the number of directors at eight (8). The articles of incorporation of the Corporation and the bylaws also provide for the division of the board of directors into three (3) classes of nearly equal size with staggered three-year terms of office. Four persons have been nominated for election to the board, each to serve a three-year term expiring at the 2007 annual meeting of shareholders.

Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Gerou, Lindroth, Madigan and Shunk, the nominees named below. Messrs. Gerou, Lindroth, Madigan and Shunk are currently directors of the Corporation, and its subsidiary, North Country Bank and Trust (the "Bank"), and a member of the class of directors of the Corporation whose term expires at the 2004 annual meeting. In the event that any of the nominees shall become unavailable, which is not anticipated, the board of directors at its discretion may reduce the number of directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. GEROU, LINDROTH, MADIGAN AND SHUNK, THE FOUR PERSONS NOMINATED BY THE BOARD.

INFORMATION ABOUT DIRECTORS AND NOMINEES

DIRECTOR INFORMATION

The following information has been furnished to the Corporation by the respective directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.

                                                                          Director of
                                                                Age    Corporation Since
                                                                ---    -----------------
NOMINEES STANDING FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2007
Stanley J. Gerou II
  President, Gerou Excavating, Inc. ........................    55           1989
John D. Lindroth
  President, Superior State Agency, Inc. (insurance
  agency)...................................................    48           1987
Stephen H. Madigan
  Owner and President, Madigan-Pingatore Insurance
  Services..................................................    55           2001
Spencer B. Shunk
  Owner, Shunk Furniture....................................    57           2001

CONTINUING DIRECTORS

                          DIRECTORS WHOSE TERMS EXPIRE IN 2005
C. James Bess
  President and Chief Executive Officer of the Corporation
  and the Bank, August 2003 to present (See below for prior
  occupations)..............................................    66           2003
Ronald G. Ford
  Retired (1)...............................................    56           1987

                          DIRECTORS WHOSE TERMS EXPIRE IN 2006
Dennis B. Bittner
  Owner and President, Bittner Engineering..................    55           2001
Bernard A. Bouschor
  Tribal Chairman, Sault Ste. Marie Tribe of Chippewa
  Indians...................................................    55           1996

(1) Chairman of the Corporation and the Bank, May 2002 to May 2003, Chairman and Chief Executive Officer from 1999 to May 2002

EXECUTIVE OFFICERS

The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during the last five years.

C. JAMES BESS -- Age 66 -- President and Chief Executive Officer. Mr. Bess has served as President and Chief Executive Officer of the Corporation and the Bank since August of 2003. Prior to such time, Mr. Bess served as President and Chief Executive Officer of The Commercial and Savings Bank of Millersburg, Ohio from December 2000 to July 2003. Mr. Bess served as President and Chief Executive Officer of Security Dollar Bank of Niles, Ohio from February 2000 through November 2000. Mr. Bess was engaged as a consultant to various financial service companies from January 1, 1999 to February 2000.

JOSEPH E. PETTERSON -- Age 57 -- Executive Vice President and Chief Financial Officer. Mr. Petterson has served as Executive Vice President of the Corporation and the Bank since September 2003 and also Chief Financial Officer since February 2004. Prior to such time, Mr. Petterson served as Assistant Director of the Bank and Trust Division of the State of Michigan Office of Financial and Insurance Services from 2001 through 2003. Mr. Petterson served on the Senior Staff of the Risk Division of the State of Michigan

Office of Financial and Insurance Services in 2001, the Senior Staff of the Financial Institutions Policy Division of the State of Michigan Office of Financial and Insurance Services in 2000, and held the position of Risk Manager for the Office of the Commissioner of the State of Michigan Financial Institutions Bureau from 1998 through 2000.

KELLY W. GEORGE -- Age 36 -- Senior Vice President and Chief Lending Officer. Mr. George has served as Senior Vice President and Chief Lending Officer of the Corporation and the Bank since September 2003. Prior to that date, Mr. George served as Senior Vice President and Chief Lending Officer of The Commercial and Savings Bank of Millersburg, Ohio from July 2001 through May 2003. Mr. George also served as Vice President and Commercial Lender of The Commercial and Savings Bank from May 2000 through July 2001. Prior to employment at The Commercial and Savings Bank of Millersburg, Ohio, Mr. George held the position of Bank Examiner-in-Charge at the Federal Reserve Bank of Cleveland from July 1997 through May 2000.

JANI L. BLAKE -- Age 43 -- Executive Vice President and Chief Operating Officer. Ms. Blake has served as Executive Vice President and Chief Operating Officer of the Corporation and the Bank since May 2003. Prior to such date, Ms. Blake served as Executive Vice President and Executive Administrator of the Corporation and the Bank from November 2002 through May 2003. Ms. Blake held the position of Executive Director of the Marquette Community Foundation from 2000 through November 2002. From 1999 through 2000, Ms. Blake held the position of Executive Administrator at North Country Bank and Trust.

INDEPENDENCE OF DIRECTORS

The Corporation's Board has considered the independence of the nominees for election at the Annual Meeting and the continuing directors under the rules of the Nasdaq Stock Market ("Nasdaq"). The Board has determined that all of the nominees and continuing directors are independent under Nasdaq rules except Mr. Bess, President and Chief Executive Officer of the Corporation and the Bank and Mr. Lindroth. Mr. Bess is not independent because of his services as an executive officer of the Corporation. Mr. Lindroth is not independent because he is the owner of the insurance agency that the Corporation uses for purchasing liability, property, casualty, and automobile insurance.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Audit Committee

The Audit Committee is a separately-designated standing committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for:

      - Appointing or replacing the Company's independent auditors

      - Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting)

      - Reviewing the independent auditors' performance, qualifications and independence

      - Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions

      - Reviewing the Company's financial statements, internal audit function and system of internal controls

      - Overseeing compliance by the Company with legal and regulatory requirements and with the Company's Code of Business Conduct and Ethics

      - Producing the report required by federal securities regulations for inclusion in the Company's Proxy Statement.

The current members of the Audit Committee are Messrs. Bittner (chairman), Madigan (vice chairman) and Shunk, all of whom are independent. The Board has determined that there is no director that is an "audit committee financial expert." The Board feels that the Audit Committee members have the overall business acumen to participate as a member of the Audit Committee, based upon many years of direct business experience. The Audit Committee held 15 meetings during 2003.

Nominating Committee

The Nominating Committee is responsible for:

      - Identifying new candidates who are qualified to serve as directors of the Company

      - Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board's committees

      - Considering any nominations for director submitted by shareholders.

The members of the Nominating Committee are Messrs. Bouschor (chairman), Bittner (vice chairman), Gerou, Lindroth and Shunk. All members are independent under the Nasdaq Stock Market rules defining independence except Mr. Lindroth. The Nominating Committee held no meetings in 2003.

At the organizational meeting of the Board of Directors that follows the Annual Meeting of the Shareholders on May 18, 2004, the Corporation expects to adjust the composition of the Nominating and Compensation Committees so that its members will all be independent under the Nasdaq Stock Market rules defining independence.

The Board of Directors has adopted a Charter for the Nominating Committee. A copy of the Charter is set forth in Appendix A to this Proxy Statement.

In considering possible candidates for election as a director, the Nominating Committee and the other directors recognize that the contribution of the Board of Directors will depend not only on the character and capacities of the directors taken individually but also on their collective strengths. The Board of Directors should be composed of directors who bring a variety of experience and backgrounds, directors who will form a central core of business executives with substantial senior management experience and financial expertise, and directors who will represent the balanced, best interests of the shareholders as a whole. On an individual basis, directors should be of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others. Directors should also be free of any conflict of interest, which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

The Nominating Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of North Country Financial Corporation, 130 South Cedar Street, Manistique, MI 49854. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in North Country Financial Corporation's Articles of Incorporation.

Compensation Committee

The compensation committee of the board of directors is comprised of Stanley J. Gerou II (chairman), Bernard A. Bouschor (vice chairman) and John D. Lindroth. Four meetings of this committee were held in 2003. This committee's primary functions are to recommend annually to the board the salary of the executive officers, review with management the annual projected salary ranges and recommend those for board approval, and review the written personnel policy and the employee benefit package annually. The primary responsibilities of the compensation committee are to ensure that the compensation available to the board of directors and officers of the Corporation:

      - enables the Corporation to attract and retain high quality leadership;

      - provides competitive compensation opportunities;

      - supports the Corporation's overall business strategy; and

      - maximizes shareholder value.

ATTENDANCE OF DIRECTORS

The board of directors held a total of 20 meetings during 2003. No director attended less than 75% of the aggregate number of meetings of the board and the committees on which he served in 2003, other than Mr. Bouschor, who attended 62% of the meetings. There are no family relationships between or among any of the directors, nominees, or executive officers of the Corporation.

COMMUNICATION WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

The Corporation's Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Corporate Secretary, North Country Financial Corporation, 130 South Cedar Street, Manistique, MI 49854. All communications will be compiled by the Corporation's Corporate Secretary and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation's business, or communications that relate to improper or irrelevant topics.

It is the Corporation's policy that all of the directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2003 Annual Meeting of Shareholders and all other directors attended the 2003 Annual Meeting of Shareholders except for director Ronald G. Ford. The Corporation expects all nominees and directors to attend the 2004 Annual Meeting.

REMUNERATION OF DIRECTORS

Since November, 2002, the directors of the Corporation have not received any compensation for their service as members of the Corporation's board of directors. The directors of the Corporation also serve on the board of directors of the Bank, for which they were paid an annual fee for 2003 of $1,200 and a fee of $1,000 per month. For 2004, the directors of the Bank are expected to receive an annual fee of $1,200, and a fee of $1,000 for each meeting that is held of the board of directors of the Bank. Attendance is not a requirement in order for the director to be paid the monthly fee.

The Corporation's 2000 Stock Incentive Plan provides for the grant of options to eligible directors (i.e., nonemployee directors of the Corporation or the Bank) in addition to key employees. Options are granted at the discretion of the compensation committee of the board of directors of the Corporation. The term of each option is ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant. No options were granted to directors in 2003.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the named executive officers for the three years ended December 31, 2003:

                                             Annual                         Long-Term
                                          Compensation                    Compensation
                                       -------------------               ---------------
           Name and                                            Other        Number of         All Other
      Principal Position        Year    Salary    Bonus(1)   Annual(2)   Options Granted   Compensation(3)
      ------------------        ----    ------    --------   ---------   ---------------   ---------------
C. James Bess.................  2003   $152,163   $10,000     $ 5,000             0            $21,104
  President and CEO of the
  Corporation and the Bank
John D. Lindroth..............  2003   $      0   $     0     $13,200             0            $     0
  Interim CEO and Director      2003   $116,357   $     0     $ 5,200             0            $   452
  of the Corporation and the
  Bank(4)
Sherry L. Littlejohn..........  2003   $116,357   $     0     $ 5,200             0            $   452
  President and CEO of the      2002   $250,000   $     0     $ 7,200             0            $ 6,000
  Corporation and the Bank(5)   2001   $250,000   $     0     $ 8,700        50,000            $10,500

(1) Represents one-time signing bonus for Mr. Bess.
(2) Represents director fees paid. Perquisites and other personal benefits (valued on the basis of incremental cost to the Corporation) did not exceed the lesser of $50,000 or 10% of the salary and bonus for any of the named executive officers for any year.
(3) The amounts shown include the taxable amount of group life insurance cost paid by the Corporation for Mr. Bess $4,713 and Ms. Littlejohn $452. Other compensation for Mr. Bess includes the amounts paid by the Corporation for housing and the taxable portion of the benefit of a corporate owned auto provided for Mr. Bess' use.
(4) Mr. Lindroth served as Interim CEO for the period of May 27, 2003 through August 1, 2003 at which time Mr. Bess assumed the CEO position. The fees shown in the table, $13,200 represents director fees paid to Mr. Lindroth for the entire 2003 year. Mr. Lindroth received no compensation from the Corporation or the Bank for serving as "interim" CEO.
(5) Ms. Littlejohn resigned from her positions with the Corporation and the Bank on May 21, 2003.

EMPLOYMENT AND CONSULTING AGREEMENTS

C. JAMES BESS. Mr. Bess is a party to a two-year Employment Agreement with the Corporation dated August 1, 2003. Under the terms of the Agreement, Mr. Bess is to receive a salary of $30,000 per month in base pay ("Base Pay"). Mr. Bess also received a one-time signing bonus of $10,000. Mr. Bess is also entitled to the use of a corporate owned auto and payment of all living expenses during the term of his employment.

If the Company terminates Mr. Bess' employment for any reason other than cause, as defined in the Agreement, or in the event of Mr. Bess' resignation for good reason, as defined in the agreement, the Employee shall be entitled to receive the amount of Base Pay and benefits (including cash payment for any unused vacation) through the date of the expiration, July 31, 2005, of his employment agreement.

If during the term of the Agreement or within one (1) year following the termination date of the Agreement, the Corporation engages in a change in control transaction as defined in the Agreement, Mr. Bess' employment under the Agreement shall automatically terminate two (2) months following the consummation of the change in control transaction and Mr. Bess shall receive:
(A) the payments provided
to Mr. Bess upon a termination without cause as set forth in the Agreement, and
(B) one year of Mr. Bess' then Base Pay.

RONALD G. FORD. The Corporation and its former Chairman and current director, Ronald G. Ford, entered into a Chairman Agreement as of April 12, 2002. Under the terms of the agreement, Mr. Ford agreed to serve as non-executive Chairman of the board of directors of each of the Corporation and the Bank for the period commencing May 1, 2002 and ending on April 30, 2003. The agreement expired on April 30, 2003.

Mr. Ford also has a Consulting Agreement with the Corporation which was amended and restated on December 21, 2001, and became effective on May 1, 2002. Pursuant to the Consulting Agreement, for a period of 10 years following his termination of employment other than by reason of death or disability, Mr. Ford will consult with the executive officers and directors of the Corporation and the Bank with respect to such matters as may be reasonably requested by the Corporation and the Bank. Mr. Ford must reside in the direct geographical service area of the Corporation during the 10-year consulting term. The Corporation will pay Mr. Ford $7,000 per month for these services and will provide comprehensive medical and dental insurance benefits to him and his spouse and dependents on specified conditions. The Corporation will also provide Mr. Ford with the use of an automobile, which will be replaced with a new vehicle every 48 months. The Consulting Agreement contains various non-competition, non-solicitation, and confidentiality provisions restricting Mr. Ford's activities during the consulting term and for two years thereafter.

Since October, 2001, the Corporation and the Bank have been required to obtain the prior approval of the Federal Deposit Insurance Corporation (the "FDIC") to enter into certain compensation, severance, or indemnification agreements (a "golden parachute" as defined in applicable FDIC regulations) with any director, officer, employee, or controlling shareholder of the Bank or the Corporation, or certain other persons participating in the affairs of the Bank or the Corporation, or to make any payment under such an agreement to any such person. The Chairman Agreement was determined by the FDIC to be such a golden parachute agreement and was entered into by the Corporation without the prior approval of the FDIC. The Consulting Agreement was entered into by the Corporation after such prior approval requirement took effect and without the prior approval of the FDIC. During the regularly scheduled safety and soundness examination of the Bank by the FDIC and the Michigan Office of Financial and Insurance Services (the "OFIS") which commenced in September, 2002, the Corporation and the Bank were directed by the FDIC and the OFIS to suspend cash payments to Mr. Ford under the Chairman Agreement. In addition, the Corporation simultaneously suspended cash payments for services to Mr. Ford under the Consulting Agreement, pending clarification of its status as a golden parachute agreement.

Under an Order entered by the FDIC and the OFIS on March 26, 2003, the Corporation and the Bank were directed to seek restitution from Mr. Ford of all amounts paid to him under the Chairman Agreement. In May, 2003, the Corporation made formal demand for restitution of such amounts from Mr. Ford. In September, 2003, Mr. Ford initiated an arbitration proceeding with the American Arbitration Association against the Corporation seeking monetary damages for alleged breach by the Corporation of the Chairman Agreement and the Consulting Agreement. The Corporation has denied the alleged breach and asserted a counterclaim to recover all amounts paid to Mr. Ford under the Chairman Agreement, in addition to other amounts. The Corporation intends to defend the arbitration. By letter dated January 20, 2004, the FDIC determined that payments under the Consulting Agreement are "golden parachute payments" within the meaning of the FDIC Regulations, are not approved by the FDIC, and accordingly may not be made. Following receipt of the FDIC's letter, the Corporation terminated all payments (including expense reimbursements) to Mr. Ford under the Consulting Agreement.

SHERRY L. LITTLEJOHN. The Corporation has an Employment Agreement, dated September 30, 2000, with Sherry L. Littlejohn, its former President and Chief Executive Officer. The agreement was for a term of three years, with an automatic daily extension of its term unless thirty days' notice was given by either party to the other to discontinue the daily extensions. Ms. Littlejohn resigned as President and Chief Executive Officer of the Corporation and the Bank, and as a director of the Corporation and the Bank, effective May 21, 2003, which ended any further extension of the agreement's term.

Ms. Littlejohn's minimum annual salary under the Employment Agreement was $250,000, subject to at least annual review by the compensation committee of the Corporation's board of directors. Ms. Littlejohn was entitled to participate in various bonus, long-term incentive, retirement, employee benefit and welfare plans available to the Corporation's senior executives, received the use of a car with a retail value of up to $50,000 and four weeks of paid vacation.

If Ms. Littlejohn terminated her employment for Good Reason (defined as the material breach by the Corporation of the Employment Agreement or the occurrence of certain events in anticipation, or upon the occurrence, of a change in control of the Corporation) or the Corporation terminated her employment without Cause (as defined in the Agreement), upon Ms. Littlejohn's execution and delivery of a release of all claims against the Corporation, the Bank, and their respective current and former shareholders, directors, officers, employees, and agents relating to or arising from her employment with the Corporation, she would receive 12 quarterly payments, each in an amount equal to 25% of her then annual base salary (or if the termination occurred after a change in control of the Corporation, the greater of her annual base salary before or after the change in control), and for three years following the termination date, she and her spouse and dependents would receive medical and dental benefits under the Corporation's plans for active employees at the Corporation's expense. If, after a Change in Control (as defined in the Corporation's 2000 Stock Incentive Plan), Ms. Littlejohn terminated her employment for Good Reason or the Corporation terminated her employment without Cause, she would receive the following benefits in addition to those noted above: outplacement services up to a maximum amount of 15% of her annual base salary (or if the termination occurred after a change in control of the Corporation, the greater of her annual base salary before or after the change in control), plus travel expense reimbursement for job search travel of up to $5,000; the same counseling services that may be available to employees of the Corporation pursuant to the "Employee Assistance Program;" and a cash payment within 90 days of the end of each of the three (3) calendar years during which Ms. Littlejohn receives payments from the Corporation under the agreement in an amount equal to the amounts that the Corporation would have contributed to its qualified retirement plan and Supplemental Executive Retirement Plan on her behalf during each such calendar year if she had continued her employment for the three-year period commencing on the date of her termination of employment and had earned the annual base salary (or if the termination occurs after a change in control of the Corporation, the greater of her annual base salary before or after the change in control) and a bonus equal to the bonus earned by her for the fiscal year ending immediately prior to the year in which the Change in Control occurred.

If Ms. Littlejohn's employment were terminated by the Corporation for Cause, or by voluntary termination by her other than for Good Reason, she would receive her annual base salary and related benefits through the date of termination of her employment. If any payment to Ms. Littlejohn were subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code, the Corporation would pay additional amounts, to Ms. Littlejohn or to tax authorities; such that the amount she received equaled the amount she would have received under the agreement if an excise tax were not imposed. The Employment Agreement also contained various non-competition, non-solicitation, and confidentiality provisions restricting Ms. Littlejohn's activities during her employment and for three years thereafter.

On December 9, 2003, Ms. Littlejohn submitted to the Corporation a claim for additional compensation under her Employment Agreement. In January, 2004, the FDIC advised the Corporation that any payments under Ms. Littlejohn's Employment Agreement would require prior approval of the FDIC under the "golden parachute" provisions of the FDIC Regulations. The Corporation subsequently has advised Ms. Littlejohn's counsel it will not make further payments under her Employment Agreement.

OPTION GRANTS IN LAST FISCAL YEAR

The Corporation's 2000 Stock Incentive Plan provides for the grant of options to key employees of the Corporation as well as eligible directors. Options are granted at the discretion of the compensation committee of the board of directors of the Corporation. The term of each option is up to ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant.

The following table provides information on options granted in 2003 to the executives listed in the Summary Compensation Table and the potential realizable value of the options.

                                                                                                       Potential
                                                                                                  Realizable Value at
                                                                                                    Assumed Annual
                                                                                                    Rates of Stock
                                              Percent of Total                                      Appreciation of
                             Number of        Options Granted                                         Option Term
                         Shares Underlying      to Employees      Exercise Price    Expiration    -------------------
                          Options Granted      in Fiscal Year       Per Share          Date         5%         10%
                         -----------------    ----------------    --------------    ----------      --         ---
C. James Bess........              0                  0%                 --               --           --          --
John D. Lindroth.....              0                  0%                 --               --           --          --
Sherry Littlejohn....         50,000                100%              $2.95          3/19/13(1)   $92,762    $235,077

(1) These same options had a scheduled expiration date of March 19, 2013, however they expired in 2003 as a result of the executive's resignation.

AGGREGATED STOCK OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

The following table provides information on the exercise of stock options during 2003 by the executives listed in the Summary Compensation Table and the value of unexercised options at December 31, 2003.

                                                 Number of Shares          Value of Unexercised
                        Shares                Underlying Unexercised       In-the-Money Options
                       Acquired                 Options at 12/31/03           at 12/31/03(1)
                          on       Value     -------------------------   -------------------------
                       Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
                       --------   --------   -------------------------   -------------------------
C. James Bess........     0          $0              0/0                           $0/$0
John D. Lindroth.....     0          $0         18,600/18,600                      $0/$0
Sherry Littlejohn....     0          $0              0/0                           $0/$0

(1) Values are based on the difference between the last reported sale price of the Corporation's common stock on December 31, 2003 ($1.75), and the exercise prices of the options.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

Members of the Compensation Committee during 2003 were Stanley J. Gerou, II (Chairman), Bernard A. Bouschor (Vice Chairman) and John D. Lindroth.

Mr. Lindroth is the owner of the insurance agency that the Corporation uses for purchasing liability, property, casualty and automobile insurance. In 2003, Mr. Lindroth's agency earned $62,574 in commissions for insurance sold to the Corporation and its subsidiaries. For the period May 27, 2003 through August 1, 2003, Mr. Lindroth served as interim CEO, however he did not receive additional compensation for this position.

Mr. Bouschor is a related party to a tax-exempt loan from the Bank, which bears interest at 5.5%. The principal balance at March 31, 2004 was $5,134,692.

                         COMPENSATION COMMITTEE REPORT

Decisions on the compensation of the Corporation's executive officers are made by the board's compensation committee comprised of nonemployee directors. This committee consists of Stanly J. Gerou II (chairman), Bernard A. Bouschor (vice chairman) and John D. Lindroth. This committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 2003.

Base Salary -- Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

The compensation committee considered numerous factors to determine the compensation package and employment agreement relative to Mr. Bess. Factors considered included Mr. Bess' prior experience with troubled institutions, his previous success in turnaround of these institutions and the relative immediate needs of the Corporation.

Annually, the committee reviews and approves the Corporation's annual salary structure and benefit programs for consideration by the entire board of directors. The committee's recommendation is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

Long-Term Incentives -- To align the interests of its executive officers and senior managers with the Corporation's shareholders, the board's compensation strategy provides for a 401(k) matching contribution and equity-based compensation under the Corporation's stock compensation plans. Each of the Corporation's compensation plans has been adopted by the board of directors, and the equity-based compensation plans have been approved by the Corporation's shareholders.

                             Compensation Committee
        Bernard A. Bouschor     Stanley J. Gerou II     John D. Lindroth

                             AUDIT COMMITTEE REPORT

The Corporation has established an audit committee of the Board of Directors, which currently consists of Dennis B. Bittner (chairman), Stephen H. Madigan (vice chairman), and Spencer B. Shunk.

The Board of Directors has determined that each of the audit committee members is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Board of Directors has adopted a written audit committee charter. A copy of the charter is set forth in Appendix B.

The audit committee has reviewed and discussed the Corporation's audited financial statements with management.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for 2003.

                                Audit Committee
         Dennis B. Bittner     Stephen H. Madigan     Spencer B. Shunk

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes fees for professional services rendered by Plante & Moran, PLLC, the principal accountant for the years ended December 31, 2003 and 2002:

                                                                2003       2002
                                                                ----       ----
Audit fees..................................................  $115,000   $220,000
Audit-related fees..........................................         0          0
Tax fees....................................................         0          0
All other fees(1)...........................................   197,561      3,530
                                                              --------   --------
Total fees..................................................  $312,561   $223,530
                                                              ========   ========

(1) The majority of all other fees, $181,183, represents fees paid for a forensic audit of activities involving former employees of the Corporation. Other fees paid are for work provided in relation to benefit plans and other non-audit services.

The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permit by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. To the extent required by the rules of the Nasdaq Stock Market or any other applicable legal or regulatory requirements, approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

                INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, except for the transactions described below, all such transactions (i) were made in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features.

In August 2002, the Bank renewed an inventory working capital line of credit, originated in June 1999, to a limited liability company owned by directors Ford and Lindroth and two former Bank officers, secured by the inventory and guaranteed by the principals. The highest aggregate principal amount outstanding to the limited liability company since January 1, 2002 was $244,200, the interest rate was prime plus one percent. This loan was paid off on April 28, 2003.

In August 2002, the Bank renewed a working capital line of credit, originated in January 2001 and in June 2001 renewed a loan originated in August 1999 to purchase a 68% interest in a hotel to a limited liability company owned by directors Lindroth, Gerou and former director Michael Henrickson, guaranteed by the principals. Mr. Henrickson left the board of directors in 2002. The highest aggregate principal amount outstanding to the limited liability company since January 1, 2002 was $327,995, the interest rates were prime plus one percent and the loans have been paid off.

In September 2002, the Bank renewed and increased a working capital line of credit, originated in July 2001, to a company 46% owned by former director Michael Henrickson, who left the board in September 2002. In December 1998, the Bank approved a seven-year term loan to term out a line of credit for the company. The loans are secured by accounts receivable and guaranteed by the principals. The highest aggregate principal amount outstanding on the loans since January 1, 2002 was $3,140,802, the interest rates were prime plus one percent. These loans were paid off November 13, 2003.

Mr. Glen Tolksdorf, a former director who resigned in December 2002, has several loans with the Bank for his various enterprises. In September 2002, the Bank renewed two single payment notes to acquire real estate, originated in August 2000; in August 2002, the Bank renewed a working capital line of credit originated in April 1999 and extended a single payment note originated in April 2001. The highest aggregate principal amount outstanding on the loans since January 1, 2002 was $2,572,619, the interest rates were prime plus one percent. These loans were paid off on March 31, 2004.

Mr. Wesley Hoffman, a former director who resigned in October 2002, and his related interests have several loans with the Bank. The loans include a personal loan to purchase real estate guaranteed by a related entity, which was approved in June 2001; an unsecured personal line of credit approved in August 2002; a secured 5-year term loan to a related entity approved in February 2001 and a 5-year term loan to a related entity, which is one-third owned by Mr. Hoffman, approved in November 2000 to purchase real estate, secured by the real estate and guaranteed by the principals. The term loan approved November 2000 was paid off in April 2003. The highest aggregate principal amount outstanding on the loans since January 1, 2002 was $911,022. The interest rates were prime plus one percent. The remaining loans to Mr. Hoffman were paid off on March 31, 2004.

In April 1999, the Bank approved a five-year term loan to term out a construction loan and related expenses for a hotel to be owned and operated by a limited liability company, 68% owned by a related interest of directors Gerou, Lindroth and former director Henrickson. The loan is secured by the real estate and all assets and guaranteed by the partners. The highest aggregate principal amount outstanding since January 1, 2002 was $3,108,094 and the interest rate was prime plus one percent. This loan was paid off on September 6, 2003.

In April 2002, the Bank approved a $6,000,000 unsecured line of credit to a related party of director Bouschor. The purpose of the loan was for $1,000,000 in new funds to renovate a building and to refinance an existing loan, originated in February 2000. The highest aggregate principal balance on the loan since January 1, 2002 was $6,000,000, the interest rate is 5.5% tax exempt, and the principal balance at March 31, 2004 was $5,134,692.

Mr. Lindroth is the owner of the insurance agency that the Corporation uses for purchasing liability, property, casualty and automobile insurance. In 2003 Mr. Lindroth's agency earned $62,574 in commissions for insurance sold to the Corporation and its subsidiaries.

LITIGATION INVOLVING CERTAIN DIRECTORS

In an action styled Lanctot v. Littlejohn, et al., filed in the U.S. District Court for the Western District of Michigan on June 13, 2003, a shareholder of the Corporation brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

In another action styled Rosen v. North Country Financial Corporation, et al., filed in the U.S. District Court for the Western District of Michigan on June 23, 2003, a former shareholder of the Corporation has brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

On September 2, 2003, pursuant to 15 U.S.C. sec. 78-u-4(a)(3)(B), plaintiff Charles Lanctot filed a motion requesting the Court to consolidate the two securities class action cases (Lanctot and Rosen) under the caption In re North Country Financial Corporation Securities Litigation, to appoint him as "Lead Plaintiff" in the consolidated cases, and to approve the selection of his counsel as "Lead Plaintiff's Counsel." In an Order dated September 29, 2003, the Court among other things consolidated the Lanctot and Rosen actions, designated Charles D. Lanctot and John F. Stevens as "Lead Plaintiffs," and designated "Co-Lead Counsel" and "Liaison Counsel" for the class.

On December 1, 2003, the plaintiffs filed their Corrected Consolidated Amended Class Action Complaint ("Amended Complaint"), which adds John F. Stevens as a plaintiff. The Amended Complaint, which demands a jury trial, is brought on behalf of all persons, subject to certain exceptions, who purchased the Corporation's common stock during the period from November 13, 2000, through April 15, 2003. It alleges that the Corporation and the individual defendants violated section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 of the Securities and Exchange Commission (the "SEC") issued under the Exchange Act, by disseminating materially false and misleading statements and/or concealing material adverse facts concerning the financial condition and operations of the Corporation, with knowledge, or in reckless disregard, of the materially false and misleading character thereof. The Amended Complaint also alleges violations of Section 20 of the Exchange Act by the individual defendants, by reason of their control, at relevant times, of the Corporation. Among other things, the Amended Complaint is based upon allegations of deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation ("FDIC") Rules and Regulations, and the Michigan Banking Code of 1999. The Amended Complaint further alleges that the Corporation's acquisition of American Financial Mortgage, which had an "unusually large number of defaulted loans . . . which triggered the attention of banking regulators;" that a Cease and Desist Order, dated March 26, 2002, which is attached as Exhibit 1 to the Amended Complaint, demonstrates how defendants made "false statements" in public filings and other communications, and were required to take "corrective actions;" that various public filings were "false because the Company's operations resulted in an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans as well as an inadequate level of capital protection for the kind and qualify of assets held;" that, "according to former employees, loans for Company insiders and their related entities were often approved regardless of the quality of the loan;" and, that the Corporation incorrectly attributed its performance to the World Trade Center disaster and other factors impacting tourism and hospitality businesses, instead of disclosing "insider loans," a "disproportionately high loan concentration" in the hospitality industry, and information about the Corporation's banking practices and loan loss reserves. The Amended Complaint seeks certification of a class consisting of all persons who purchased the common stock of the Corporation on the open market between the dates noted above, compensatory damages on a joint and several basis against all defendants, including the Corporation, plus interest and costs, including attorney's fees and expert's fees.

On January 23, 2004, the Corporation and the other defendants filed their Joint Motion to Dismiss the Corrected Consolidated Amended Class Action Complaint, principally based on the ground that plaintiffs have not adequately plead that the Corporation, through its officers and directors, acted with the intent to defraud the investing public under the standard articulated in Helwig v. Vencor, Inc., 251 F.3d 540 (6(th) Cir. 2001), cert. dismissed, 536 U.S. 935, 122 S.Ct.
2616 (2002). During the pendency of the motion to dismiss, a stay of "all discovery and other proceedings" automatically is imposed under 15 U.S.C. sec. 78u-4(b)(3)(B). Plaintiffs filed their Brief in Opposition to Defendants' Motion to Dismiss on March 8, 2004. Defendants filed a reply brief in support of their Motion to Dismiss on March 23, 2004. The Court has scheduled an oral argument on the Motion to Dismiss for March 30, 2004.

SHAREHOLDER'S DERIVATIVE LITIGATION

In an action styled Virginia M. Damon Trust v. North Country Financial Corporation, Nominal Defendant, and Dennis Bittner, Bernard A. Bouschor, Ronald
G. Ford, Sherry L. Littlejohn, Stanley J. Gerou II, John D. Lindroth, Stephen Madigan, Spencer Shunk, Michael Henrickson, Glen Tolksdorf, and Wesley Hoffman, filed in the U.S. District Court for the Western District of Michigan on July 1, 2003, a shareholder of the Corporation has brought a shareholder's derivative action under Section 27 of the Exchange Act against the Corporation and certain of its current and former directors and senior executive officers. The Complaint, which demands a jury trial, is brought on behalf of the Corporation against the individual defendants. It alleges that the individual defendants have caused loss and damage to the

Corporation through breaches of their fiduciary duties of oversight and supervision by failing (i) adequately to safeguard the assets of the Corporation, (ii) to ensure that adequate administrative, operating, and internal controls were in place and implemented, (iii) to ensure that the Corporation was operated in accordance with legally-prescribed procedures, and
(iv) to oversee the audit process to ensure that the Corporation's assets were properly accounted for and preserved. The Complaint further alleges that the individual defendants violated Section 14(a) of the Exchange Act by making materially false and misleading statements in the proxy statement mailed to shareholders in connection with the annual meeting of the Corporation held May 29, 2000, and the adoption by the shareholders at that meeting of the Corporation's 2000 Stock Incentive Plan. The Complaint also alleges that Mr. Ford and Ms. Littlejohn, through a series of compensation arrangements, stock options, and employment agreements obtained by them through improper means resulting from the offices they held with the Corporation, received excessive compensation, to the injury of the Corporation. Among other things, the Complaint is based upon allegations of material misstatements or omissions in filings made by the Corporation with the SEC, and deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board, FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Complaint seeks (i) rescission of the approval of the 2000 Stock Incentive Plan and return of all stock and options granted under the Plan, (ii) a declaration that the individual defendants breached their fiduciary duty to the Corporation, (iii) an order to the individual defendants to account to the Corporation for all losses and/or damages by reason of the acts and omissions alleged, (iv) an order to each of the individual defendants to remit to the Corporation all salaries and other compensation received for periods during which they breached their fiduciary duties, (v) compensatory damages in favor of the Corporation, (vi) injunctive relief, and (vii) interest, costs, and attorney's and expert's fees.

On September 18, 2003, the Corporation filed a motion to dismiss the Damon action because plaintiff did not satisfy the mandatory precondition, under
Section 493a of the Michigan Business Corporation Act ("MBCA"), M.C.L.sec. 450.1493a, for filing a shareholder derivative action that the shareholder must first have submitted a written demand that the Corporation pursue in its own right the claims asserted by the shareholder (the plaintiff here). Certain of the individual defendants in the Damon action filed their own motion to dismiss on November 25, 2003, in which motion the other individual defendants later joined. The plaintiff filed an Opposition to both motions to dismiss on January 9, 2004, and on January 30, 2004, the defendants filed reply briefs in support of their motions to dismiss.

By letter dated September 17, 2003, and expressly without prejudice to the argument that any such written demand is not required, plaintiff's counsel purported to make a written demand that the Corporation pursue a number of indicated putative claims against: (1) present and former officers and directors of the Corporation who also are the individual defendants in the Damon action, and (2) the certified public accounting firm of Wipfli, Ullrich, Bertelson, LLP. The MBCA grants the Corporation ninety (90) days in which to respond to a proper written demand. On November 11, 2003, the Corporation filed a motion, as permitted by section 495 of the MBCA, M.C.L.sec. 450.1495, requesting the Court to appoint a disinterested person to conduct a reasonable investigation of the claims made by the plaintiff and to make a good faith determination whether the maintenance of the derivative action is in the best interests of the Corporation. On January 9, 2004, the plaintiff filed a Supplemental Response to the Corporation's motion to dismiss, requesting that the Court appoint two persons other than the one nominated by the Corporation, to act as a disinterested person for such purpose. Following an in camera conference and telephone conference held by the Court, plaintiff is understood to have withdrawn its objection to the individual nominated by the Corporation in its motion to the Court for appointment as a disinterested person. The parties, through their respective counsel, are currently negotiating a stipulated form of order to be entered by the Court making the appointment of the disinterested person. It is anticipated that the disinterested person, once appointed, will complete his investigation of the claims made by the plaintiff and will make his good faith determination whether the maintenance of the derivative action is in the best interests of the Corporation within 120 days of his appointment.

On March 22, the Court issued an Opinion and Order granting in part and denying in part the motions to dismiss in the Damon case. The Court dismissed the
Section 14(a) claim against all of the defendants as barred by the statute of limitations and, as further grounds, dismissed that claim as to those who were not directors at the time of the mailing of the proxy statement. The Court has permitted the plaintiff to proceed with its breach of fiduciary duty claims against the Directors on the grounds that the plaintiff cured its procedural failings by subsequently transmitting a demand letter as required by Section 493 of the MBCA. However, the Court has asked that by April 16, 2004, the parties submit additional briefs on the question of whether the Court should exercise "supplemental jurisdiction" over the state law breach of fiduciary duty claims or, by implication, whether these claims should be dismissed without prejudice for pursuit in an appropriate state court.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

As of February 25, 2003, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

                 Name and Address of                     Amount and Nature of
                  Beneficial Owner                       Beneficial Ownership    Percent of Class
                 -------------------                     --------------------    ----------------
Ernest D. King.......................................          515,792                 7.3%
Vides E. King
P.O. Box 216
Naubinway, MI 49762
Tontine Management...................................          368,432                 5.3%
55 Railroad Ave., 3(rd) Flr
Greenwich, CT 06830

The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Corporation's directors, each of the executive officers listed in the Summary Compensation Table and by all directors and executive officers of the Corporation as a group, as of February 25, 2003. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                         Amount and Nature of
              Name of Beneficial Owner                  Beneficial Ownership(1)    Percent of Class
              ------------------------                  -----------------------    ----------------
C. James Bess.......................................                  0                    --
Dennis B. Bittner...................................              7,734                     *
Bernard A. Bouschor.................................            277,398(2)                3.9%
Ronald G. Ford......................................            248,931(3)                3.4%
Stanley J. Gerou II.................................            118,033                   1.7%
John D. Lindroth....................................             81,114(5)                1.2%
Sherry Littlejohn...................................                217                     *
Stephen H. Madigan..................................             11,446(6)                  *
Spencer B. Shunk....................................             59,738(7)                  *
All directors and executive officers as a group (12
  persons)..........................................            804,611                  11.0%

 *  Less than 1.0%
(1) Includes options for 6,500 shares for Messrs. Bittner, Madigan and Shunk, 18,600 shares for Messrs. Bouschor, Gerou and Lindroth, 244,000 shares for Mr. Ford, and 319,300 shares for all directors and executive officers as a group, that are exercisable within 60 days of February 25, 2003.
(2) Includes 258,456 shares held by the Sault Ste. Marie Tribe of Chippewa Indians as to which Mr. Bouschor may be deemed to share voting and dispositive power. Mr. Bouschor disclaims beneficial ownership of these shares.

(3) Includes 336 shares held by Mr. Ford's spouse and her children as to which Mr. Ford disclaims beneficial ownership.
(4) Includes 13,156 shares owned jointly with Mr. Gerou's spouse and 42,828 shares held by Mr. Gerou's spouse's revocable trust as to which Mr. Gerou may be deemed to have shared voting and dispositive power. Includes 621 shares held by Mr. Gerou's spouse and children as to which Mr. Gerou disclaims beneficial ownership.
(5) Includes 52,200 shares held jointly with Mr. Lindroth's spouse or by Mr. Lindroth's children as to which Mr. Lindroth may be deemed to have shared voting and dispositive power.
(6) Includes 2,205 shares held by Mr. Madigan's spouse's revocable trust as to which Mr. Madigan may be deemed to have shared voting and dispositive power.
(7) Includes 42,143 shares owned jointly with Mr. Shunk's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to it, the Corporation believes that all reports required to be filed under Section 16(a) for 2003 were filed, except that one report on Form 3 was filed late by each of C. James Bess, Kelly W. George and Jani L. Blake.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Market Index for the five-year period ended December 31, 2003. The following information is based on an investment of $100, on December 31, 1998 in the Corporation's common stock, the NASDAQ Bank Stocks Index, and the NASDAQ Market Index, with dividends reinvested. Prior to April 18, 2000, there had been only limited trading in the Corporation's common stock, there had been no market makers for such shares, and the Corporation's common stock had not traded on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table for the period prior to April 18, 2000 are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware. Between April 18, 2000 and August 30, 2001, the Corporation's common stock was traded on the NASDAQ Bulletin Board. Commencing August 31, 2001, the Corporation's common stock began trading on the NASDAQ SmallCap Market under the symbol "NCFC."

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG NORTH COUNTRY FINANCIAL CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

[PERFORMANCE GRAPH]

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1998
                      ASSUMES DIVIDEND PAYMENTS REINVESTED
                        FISCAL YEARS ENDING DECEMBER 31

                                                  1998     1999      2000      2001      2002      2003
                                                  ----     ----      ----      ----      ----      ----
North Country Financial Corporation               100      87.75     28.28     34.79     11.80      8.53
NASDAQ Bank Stocks Index                          100      94.18    105.44    115.03    117.06    149.99
NASDAQ Market Index                               100     176.37    110.86     88.37     61.64     92.68

Source: Media General Financial Services, Richmond, Virginia.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS

The financial statements of the Corporation for the year ended December 31, 2003 have been examined by Plante & Moran, PLLC, independent public accountants. A representative of Plante & Moran is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante & Moran has been appointed by the audit committee of the board of directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2003.

CHANGES OF ACCOUNTANTS

A change in the Corporation's independent public accountants occurred during 2002. The change has been reported on Form 8-Ks filed during 2002. On August 28, 2002, Wipfli Ullrich Bertelson LLP ("Wipfli") resigned as the independent auditor of the Corporation's financial statements for the year ending December 31, 2002. The reason for the decision to resign was solely the Corporation's desire to outsource internal audit, regulatory compliance, and financial reporting services to Wipfli, which would preclude Wipfli from serving as the Corporation's independent auditor.

Wipfli's report on the Corporation's financial statements for the year ended December 31, 2001, and prior thereto, did not contain any adverse opinion nor disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation's two most recent fiscal years, and for the interim periods following December 31, 2001, through the date of Wipfli's resignation, there had been no disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wipfli, would have caused Wipfli to make a reference to the subject matter of the disagreements in connection with its reports.

The Corporation provided Wipfli with a copy of the Form 8-K disclosure and Wipfli furnished a letter addressed to the SEC stating Wipfli agreed with the foregoing statements. A copy of Wipfli's letter to the SEC was filed as Exhibit
16.1 to the report on Form 8-K dated August 28, 2002.

The firm of Rehmann Robson of Saginaw, Michigan, had initially been engaged to perform the audit of the Corporation's financial statements for the fiscal year ending December 31, 2002. On November 11, 2002, Rehmann Robson resigned as the independent auditor of the Corporation's financial statements for the year ending December 31, 2002. Rehmann Robson did not audit any year-end financial statements included on Form 10-K nor review any quarterly reports of the Corporation on Form 10-Q. The Corporation provided Rehmann Robson with a copy of the disclosure regarding Rehmann Robson and Rehmann Robson furnished a letter addressed to the SEC stating Rehmann Robson agrees with the foregoing statements regarding Rehmann Robson.

A copy of Rehmann Robson's letter to the SEC was filed as Exhibit 16.1 to the report on Form 8-K dated November 11, 2002.

As noted on Form 8-K dated December 16, 2002, the firm of Plante & Moran, PLLC of Grand Rapids, Michigan, was engaged to perform an audit of the Corporation's financial statements for the year ending December 31, 2002. Plante & Moran, PLLC was subsequently engaged to perform the 2003 and 2004 audits.

                             SHAREHOLDER PROPOSALS

A proposal submitted by a shareholder for the 2005 Annual Meeting of Shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than December 20, 2004 to be eligible for inclusion in the Corporation's proxy materials for the 2005 Annual Meeting of Shareholders. A shareholder proposal must be received 30 days prior to the meeting and comply with the other requirements in the Corporation's bylaws and articles of incorporation in order to be considered at the meeting.

                                 OTHER MATTERS

A shareholder who intends to present a proposal to the 2005 Annual Meeting of Shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Corporation with notice of such intention by at least March 8, 2005, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2005 Annual Meeting with respect to any such proposal without discussion of the matter in the Corporation's proxy statement.

The board of directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.

The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.

The Annual Report of the Corporation for 2003 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting.

THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. WRITE SHAREHOLDER RELATIONS DEPARTMENT, NORTH COUNTRY FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.

Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

                                                                      APPENDIX A

                                    CHARTER
                                     OF THE
                              NOMINATING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                      NORTH COUNTRY FINANCIAL CORPORATION

I.  PURPOSE

The purpose of the Nominating Committee (the "Committee") is to provide assistance to the Board of Directors in the selection of candidates for election to the Board of Directors, including identifying, as necessary, new candidates who are qualified to serve as directors of the Corporation, recommending to the Board of Directors the candidates for election to the Board.

II.  COMMITTEE COMPOSITION

The Committee is established pursuant to Article IV, Section 1, 2 and 3 of the By-Laws of the North Country Financial Corporation (The "Corporation"). The members of the Committee and its Chairperson are appointed annually by the Board, based on the recommendation of the Committee, and serve until their successors are duly elected and qualified. The Committee will consist of no fewer than three members who fully satisfy the independence requirements of NASDAQ and SEC and shall meet any other standards of independence as may be prescribed for purposes of any federal securities or other laws relating to the Committee's duties and responsibilities.

Any member appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Committee and the company will be served thereby. Members may resign from the Committee upon written resignation being duly submitted to and approved by the Board.

III.  AUTHORITY

The Committee may delegate to its Chairperson such power and authority as the Committee deems to be appropriate, except such powers and authority required by law to be exercised by the whole Committee or by a subcommittee, which the Committee has the authority to form and delegate to, consisting of one or more Committee members, when appropriate.

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify Director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

IV.  MEETINGS

The Committee shall meet as often as the Committee or the Committee Chairperson determines, but not less frequently than annually.

The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by an affirmative vote of the majority of members in attendance. A quorum of the Committee shall be established when a majority of the members of the Committee are present.

V.  RESPONSIBILITIES OF THE COMMITTEE

The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide in accordance with applicable law.

                                   EXHIBIT 1

                      NOMINATION / RE-NOMINATION CRITERIA

With respect to each person proposed to be nominated, the Committee shall be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) [the "Exchange Act"]; and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws.

Minimally, these criteria should address the level of director attendance, preparedness, participation, and candor.

A.  DIRECTORSHIP MANAGEMENT

     1. The Committee shall establish guidelines for selecting candidates for election to the Board of Directors, and periodically review and amend such guidelines as the Committee deems necessary or appropriate. (Guidelines are attached as Appendix A)

     2. The Committee shall identify, as necessary, potential candidates for nomination as Directors, in such manner as the Committee deems appropriate.

     3. The Committee shall review the qualifications of candidates for Board memberships, including candidates nominated by shareholders in accordance with the Corporation's By-Laws.

     4. The Committee shall recommend to the Board the number of Directors to be elected and a slate of nominees for election as Directors at the Corporation's annual meeting of shareholders.

     5. The Committee shall recommend to the Board persons to be appointed as Directors in the interval between annual meetings of the Corporation's shareholders.

     6. The Committee shall recommend to the Board standards for determining outside director independence consistent with the requirements of NASDAQ, Sarbanes Oxley Act of 2002 and other legal or regulatory corporate governance requirements and review and assess these standards on a periodic ongoing basis.

     7. The Committee shall review the qualifications and independence of the members of the Board and its various committees on a periodic basis and make any recommendations the Committee members may deem appropriate from time to time concerning any recommenced changes in the composition of the Board and its committees.

     8. The Committee shall confirm that the Corporation has provided for director orientation and has established a means by which directors can obtain continuing education.

B.  ANNUAL EVALUATION

     1. The Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter.

     2. The Committee shall annually review its performance.

C.  GENERAL

     1. The Committee shall report regularly to the Board on its activities.

     2. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities.

     3. Unless the Committee member has knowledge that makes reliance unwarranted, Committee members, in discharging their duties to the Corporation, may rely on information, opinions, reports, or statements, any of which may be written or oral, formal or informal, including financial statements, valuation reports, and other financial data, if prepared or presented by: (a) one or more officers or employees of the Corporation whom the Committee member believes in good faith to be reliable and competent in the matters presented; (b) legal counsel, independent auditors, or other persons as to matters which the Committee member believes in good faith to be within the professional or expert competence of such person; or (c) another committee of the Board of which the Committee member is not a member if the Committee member believes in good faith that such committee merits confidence.

This Charter was approved by the Board of Directors of the Corporation on March 24, 2004.

                                   APPENDIX A

             GUIDELINES FOR SELECTING BOARD OF DIRECTOR CANDIDATES
                     OF NORTH COUNTRY FINANCIAL CORPORATION

In considering possible candidates for election as a director, the Nominating Committee and the other directors should recognize that the contribution of the Board of Directors will depend not only on the character and capacities of the directors taken individually but also on their collective strengths, and should be guided in general by the following guidelines.

THE BOARD OF DIRECTORS SHOULD BE COMPOSED OF:

     1. Directors who will bring to the Board a variety of experience and backgrounds.

     2. Directors who will form a central core of business executives with substantial senior management experience and financial expertise.

     3. Directors who have substantial experience outside the business community (i.e., in government or advanced academia).

     4. Directors who will represent the balanced, best interests of the shareholders as a whole and the interests of the Corporation's stakeholders, as appropriate, rather than special interest groups or constituencies.

     5. A majority of directors who are independent. A director is "independent" if he or she meets the requirements for independence set forth.

EACH DIRECTOR SHOULD

     1. Be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

     2. Be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

     3. Possess substantial and significant experience which would be of value to the Corporation in the performance of the duties of a director.

     4. Have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a director.

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                     OF NORTH COUNTRY FINANCIAL CORPORATION

I.  PURPOSE

The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and internal control and audit functions.

The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter. The Audit Committee should provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisers as it deems appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities listed in Section III of this Charter. The Audit Committee will report to the Board of Directors periodically regarding the performance of its duties.

II.  COMPOSITION AND MEETINGS

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent director" for purposes of Audit Committee membership in accordance with the rules of The Nasdaq Stock Market and any other applicable legal or regulatory requirements. Each member of the Audit Committee shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and have a working familiarity with basic finance and accounting practices.

The Board shall determine whether at least one member of the Audit Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the Securities and Exchange Commission ("SEC") and any other applicable regulatory requirement. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

APPOINTMENT AND REMOVAL

The members of the Audit Committee shall be designated by the Board of Directors annually and shall serve until such member's successor is duly designated or until such members earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a chairperson is elected by the full Board, the members of the Audit Committee may designate a chairperson by majority vote of the full Audit Committee membership. The chairperson shall chair the meetings of the Audit Committee that he or she attends, and may set the agenda for the meetings of the Audit Committee.

MEETINGS

The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call a meeting of the Audit Committee. The Audit Committee shall meet in executive session, absent members of management, at least twice a year, and on such terms and conditions as the Audit Committee may elect. Such executive sessions may be held in conjunction with regular meetings of the Audit Committee. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

III.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS, REPORTS, AND ACCOUNTING INFORMATION REVIEW

      1. Review this Charter at least annually, and recommend to the Board of Directors any changes to this Charter that the Audit Committee considers necessary or appropriate.

      2. Review and discuss with management the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries of the reports).

      3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors each Quarterly Report on Form 10-Q prior to its filing.

      4. Review, or have a member of the Audit Committee review, earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

      5. Review the regular internal reports (or summaries of the reports) to management prepared by the internal auditing department and management's response.

INDEPENDENT AUDITOR

      6. Have the sole authority and responsibility to select, evaluate, determine compensation of, and where appropriate, replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall review the performance of the independent auditor at least annually and make determinations regarding the appointment or termination of the independent auditor. The Audit Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise.

      7. On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's independence. The Audit Committee shall consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

      8. Review with the independent auditor any problems or difficulties that the independent auditor brings to the attention of the Audit Committee and management's response. Review the independent auditor's attestation and report on management's internal control report. Hold discussions at which the independent auditor may discuss with the Audit Committee the following:

      - all critical accounting policies and practices;

      - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

      - other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

      - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

      9. At least annually, obtain and review a report by the independent auditor describing:

      - the firm's internal quality control procedures;

      - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

      - all relationships between the independent auditor and the Company, in order to assess the auditor's independence.

      10. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. To the extent required by the rules of The Nasdaq Stock Market or any other applicable legal or regulatory requirements, approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

      11. Review hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

FINANCIAL REPORTING PROCESSES AND ACCOUNTING POLICIES

      12. In consultation with the independent auditor and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with representatives of the disclosure committee on a periodic basis to discuss any matters of concern arising from the disclosure committee's quarterly process to assist the Chief Executive Officer and Chief Financial Officer in their Sarbanes-Oxley Act of 2002 Section 302 certifications.

      13. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

      14. Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      15. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      16. Review and approve all related party transactions to the extent required by applicable rules of The Nasdaq Stock Market.

      17. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

      18. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

INTERNAL AUDIT

      19. Review and advise on the selection and removal of the internal audit manager.

      20. Review activities, organizational structure, and qualifications of the internal audit function.

      21. Periodically review with the internal audit manager any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

ETHICAL COMPLIANCE

      22. Establish, review and update as the Audit Committee deems necessary or appropriate a code of ethics for the principal executive officer and senior financial personnel of the Company in accordance with applicable law, rules and regulations.

OTHER RESPONSIBILITIES

      23. Prepare the report of the Audit Committee that the SEC requires be included in the Company's annual proxy statement.

      24. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities.

[X]   PLEASE MARK VOTES                                   REVOCABLE PROXY
      AS IN THIS EXAMPLE                         NORTH COUNTRY FINANCIAL CORPORATION




                                                                                                                 WITH     FOR ALL
                                                                                                    FOR ALL    HOLD ALL    EXCEPT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.         1.  Election of Directors
                                                               (except as marked to the contrary
   The undersigned hereby appoints John D. Lindroth            below):                                [ ]        [ ]        [ ]
and C. James Bess, or either of them, with power
of substitution in each, proxies to vote, as                   STANLEY J. GEROU, II, JOHN D. LINDROTH, STEPHEN H. MADIGAN,
designated hereon, all of the undersigned's shares             SPENCER B. SHUNK
of Common Stock of NORTH COUNTRY FINANCIAL
CORPORATION, at the Annual Meeting of Shareholders         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
to be held at the Comfort Inn, 726 East Lakeshore          MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE
Drive, Manistique, MI 49854, on May 18, 2004, at           PROVIDED BELOW.
5:00 p.m., and any and all adjournments thereof:

                                                           -------------------------------------------------------------------------


                                                           2.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
                                                               OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY
                                                               ADJOURNMENT THEREOF.

                                                               The Board of Directors recommends a vote "FOR" the nominees listed above.


                                                               PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED,
                                                           WILL BE VOTED "FOR" ALL OF THE NOMINEES.
 Please be sure to sign and date        Date
   this Proxy in the box below.                                                        YOUR VOTE IS IMPORTANT.
                                        ----------------
                                                               Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation
--------------------------------------------------------   service at:
 Stockholder sign above   Co-holder (if any) sign above
                                                                                Registrar and Transfer Company
                                                                                       10 Commerce Drive
                                                                                Cranford, New Jersey 07016-3572




------------------------------------------------------------------------------------------------------------------------------------
                          /\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\
                                                NORTH COUNTRY FINANCIAL CORPORATION
                                                       130 SOUTH CEDAR STREET
                                                     MANISTIQUE, MICHIGAN 49854

    Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign.
                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.


----------------------------------------------------

----------------------------------------------------

----------------------------------------------------